Exhibit 99.1

FOR IMMEDIATE RELEASE

VOXX INTERNATIONAL CORPORATION SIGNS LETTER OF INTENT TO ACQUIRE THE HOME AUDIO/VIDEO BUSINESS OF ONKYO HOME ENTERTAINMENT CORPORATION

ORLANDO, FL. – May 3, 2021 — VOXX International Corporation (NASDAQ: VOXX) (the “Company”), a leading manufacturer and distributor of automotive and consumer technologies for the global markets, today announced that it has signed a Letter of Intent (“LOI”) to acquire the Home Audio/Video (“A/V”) business of Onkyo Home Entertainment Corporation (“Onkyo”), along with Sharp Corporation (“Sharp”) as its partner. VOXX and Sharp have been granted exclusivity while discussions remain underway.

VOXX and Sharp have also entered into a Binding Agreement to move forward with this proposed transaction. All companies have a strong working relationship and are moving towards reaching a Definitive Agreement by May 20, 2021. If an Agreement is reached, it will be presented to Onkyo shareholders at its Ordinary General Meeting of Shareholders scheduled on June 25, 2021.

In July 2020, VOXX, through its newly formed distribution company and subsidiary 11 Trading Company, LLC (“11TC”), became the exclusive distributor in the Americas of the Onkyo, Pioneer, Pioneer Elite, and Integra brands. This built upon and expanded the alliance between the company’s when Onkyo became the distributor of Klipsch premium audio sound solutions in Japan in 2019. For many years, Sharp Corporation has manufactured products for Onkyo at their Malaysian factory as part of a joint venture.

Pat Lavelle, President and CEO of VOXX International Corporation stated, “For the past two years, we’ve worked well with the Onkyo team, expanding our relationship, and most important, serving the needs of our customers. It is our hope that we can reach an agreement shortly as they have strong brands, and through our Premium Audio Group, led by the Klipsch management team, we have widespread distribution and a global infrastructure to support our growth.”

About VOXX International Corporation
VOXX International Corporation (NASDAQ: VOXX) has grown into a leader in Automotive Electronics and Consumer Electronics, with emerging Biometrics technology to capitalize on the increased need for advanced security. Over the past several decades, with a portfolio of approximately 35 trusted brands, VOXX has built market-leading positions in in-vehicle entertainment, automotive security, reception products, a number of premium audio market segments, and more. VOXX is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and many of the world's leading automotive manufacturers. For additional information, please visit our website at www.voxxintl.com.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to the: risk factors described in the Company's annual report on Form 10-K for the fiscal year ended February 29, 2020 and other filings made by the Company from time to time with the SEC. The factors described in such SEC filings include, without limitation: the impact of the COVID-19 outbreak on the Company's results of operations, the Company's ability to realize the anticipated results of its business realignment; cybersecurity risks; risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the automotive electronics, consumer electronics and biometrics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations; and restrictive debt covenants. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. The Company assumes no obligation and does not intend to update these forward-looking statements.

Investor Relations Contact:

Glenn Wiener

GW Communications (for VOXX)

Email: gwiener@GWCco.com

2